Exhibit 10.1

Commercial Property Purchase Agreement

Seller and buyer herein the contract:

Seller: Shandong Shouguang Vegetable Seed Industry Group co., LTD

(Legal representative): Fangchao Sun

Registered address: North Huaigao Rd, Luocheng Sub-district office, Shouguang City

(Business License registration number): 370783000000411

Zip code: 262704

Buyer: ShouGuang Yuxin Chemical co., LTD

(Legal representative): Yang Ming

Registered address: 2nd Living Zone, Qinghe production plant, Wopu town, ShouGuang City

(Business License registration number): 370783228002110

Zip code: 262700

According to the PRC contract law, the PRC urban real estate administration law and other relevant laws and regulations, the buyer and the seller had reached below consensus on the basis of equality, free will, unanimity during consultation and negotiation on buying and selling the commercial property.

Article 1 Background of the Project Construction

The seller obtained, through acceptance of a transfer, the land use right in relation to the land located at North Huaigao Rd, Luocheng Sub-district office, Shouguang City, coded 03019, through sales transaction. The land use rights approval document number is Shouguang (2011) No. 0468.

The land area is of 12,145 square meters and it is planned for the purposes of commercial development , the authorized land use period ranged from 15th Nov, 2011 to15th Nov, 2051.

The seller has obtained construction approvals and will construct a commercial building on the land referred above.   The building is (temporarily) named Shouguang Vegetable Industrial Group Research and Development Centre.

Construction planning license number is 0783201100391 and construction permit number is 2011-334.

Article 2 Sale Basis of The Commercial Property

The Commercial Property purchased by the buyer is the property owned by the seller and there is no dispute involving the seller’s ownership.

Article 3 Condition of The Commercial Property

The unit numbers of the commercial property purchased by the buyer (the “Commercial Property”; see the blue print in Appendix to this contract) are based on Appendix I and are part of the construction project specified in Article 1:

Block A, Level 3, 10, 12, 16, 17

The purpose of use of this commercial property is for office space.  It is framed under shear wall structure and is designed for 27 levels in total, of which 26 levels are above the ground, 1 level is under the ground..

The balcony of the commercial property is enclosed.

The total construction area of the Commercial Property registered in its ownership certificate is 28057.71 square meters, of which interior space area is 28057.71 square meters and public sharing area of 0 square meters (see Appendix II for explanation on the allocation of public sharing area).

Article 4 the Valuation Method And Price Quote

The seller and the buyer agreed that the price of Commercial Property is calculated according to the following method:

The price will be based on the construction area; the total area of the Commercial Project purchased is 5195.87 square meters at a unit price of RMB 7000 per square meters, and the total purchase price is RMB 36,371,090.

Article 5 Size Confirmation and Variance Treatment

Based on the price calculation method specified by the parties hereto, the [construction area] (“Area”) will be used as the basis for area size confirmation and variance treatment as provided below.

(This Article is not applicable if the per-suite price is selected by the parties hereto.)

If variances occurs between the contract area size and the area size registered in the property right registration certificate, office area size registered in the property right registration certificate shall prevail.

If any dispute in regards to the variances of the property size stated between contract and the registration certificate arises after the delivery of the commercial property, the parties agree that the issues shall be resolved according to the following terns:

(1) If the variance is less than 3% of the absolute value (including 3%), the purchase price should be based on the actual size of the area;

(2) If the variance is greater than 3% of the absolute value, the buyer shall have the right to withdraw from the deal.

If the buyer decides to withdraw, the seller must return the fund already paid by the buyer to the buyer within 30 days upon receiving the buyer’s withdraw notification and pay the interest accrued at the benchmark rate for the same period published by the People’s Bank of China.

If the buyer decides not to withdraw when the variance from the absolute value is beyond 3%, then: if the area size in the registration certificate is larger than that specified in this Contract, the price for the portion of the difference within the 3% variance (including 3%) shall be paid as additional price by the buyer, and the seller shall be responsible for the portion of the difference beyond the 3% variance with the ownership to the portion belonging to the buyer; if the area size in the registration certificate is smaller than that specified in this Contract, the price for the portion of the difference within the 3% variance (including 3%) shall be refunded to the buyer, and the seller shall refund the double amount of the price for that the portion of the difference beyond 3% to the buyer.

If there is any size variance due to change of the design and the two parties decide not to revoke the agreement, a supplementary agreement shall be made between the two parties..

Article 6 Payment Method

The buyer is obligated to make a one-time cash deposit by wire transfer into the seller’s designated bank account.

Article 7 Responsibility For Overdue Payment

The buyer’s failure to make payments in accordance with the provisions herein shall be handled as follows:

(1) If the payment is past due less than 30 days after the due date for the amount payable specified herein, the buyer must pay a default penalty at 0.05% of that amount on a daily basis starting from the day after the due date for that amount until the day when such amount has been paid in full, and the contract shall continue to be performed.

 (2) If the payment is past due more than 30 days after the due date for the amount payable specified herein, the seller shall have the right to terminate this contract.  If the seller so terminates the contract, the buyer shall pay a default penalty in the amount of 5% of the total purchase price for the property to the seller. If the buyer agrees to continue to perform the contract, the contract may continue to be performed upon the seller’s approval and the buyer must pay to the seller a default penalty at 0.05% of the amount past due (this rate of the amount must not be less than that in Article 7(1)) on a daily basis starting from the day after the due date for that amount until the day when such amount has been paid in full.

Article 8 Term Of Delivery

The seller shall, in compliance with PRC state and local government’s regulation and relevant provisions, deliver the commercial property to the buyer on the signing date of this agreement for circumstances within the meaning of the following condition No.1. the buyer should wiring the funds to bank specified by the seller at the same day.

(1). The commercial property passed the quality assessment.

(2). The commercial property passed the quality assessment in general.

(3) The commercial property generally passed assessment in multiple periods.

(4) the commercial property has obtained approval documents for the delivery of the property.

Unless both parties mutually agree to terminate or modify the agreement, in the event of the occurrence of any special event such as force majeure, the seller has the right to extend the delivery date provided that the seller notifies the buyer within 15 days of such event.

Article 9 Seller’s responsibility in case of late delivery of commercial property

Except due to that specified in article 8, the seller’s failure to meet the deadline for the delivery  of the commercial property shall be handled as follows:

1).If the seller’s delay is less than 30 days after the deadline, the seller shall pay to the buyer a default penalty at 0.05% of the amount of purchase price on a daily basis starting from the day after the delivery date specified in Article 8 until the day when the commercial property has been delivered, and the contract shall continue to be performed.

2). If the seller’s delay is more than 30 days after the deadline, the buyer shall have the right to terminate the contract.  If the buyer so terminates the contract, the seller must return all the amount of purchase price already paid by the buyer to the buyer within 30 days upon receiving the notification of termination from the buyer and pay the buyer a default penalty in the amount of 5% of the cumulative amount already received from the buyer. If the buyer requests that the performance of the contract be continued, the contract may continue to be performed and the seller must pay the buyer a default penalty at 0.05% of the amount of purchase price (this rate of the amount must not be less than that in Article 9(1)) on a daily basis starting from the day after the delivery date specified in Article 8 until the day when the commercial property has been delivered.

Article 10 Arrangement For Any Change of Planning and Design

If any change of planning approved by the bureau of planning and administration and any the modification of design agreed to by the design institute will affect the function and quality of the commercial property, the seller shall notify the buyer in writing within 10 days of such approval.

The buyer shall have the right to respond in writing, within 15 days upon receiving such notification, as to whether to return the commercial property.  Failure to respond by the buyer within 15 days shall be considered acceptance of such change or modification.  If the seller fails to notify the buyer of such change or modification, the buyer shall have the right to return commercial property.

If the buyer decides to return the commercial property, the seller must return all the purchase price already received to the buyer within 30 days upon receiving such request from the buyer and pay to the buyer interest at the benchmark rate for the same period published by the People’s Bank of China.  If the buyer decides not to return the commercial property, the buyer must enter into a supplemental agreement with the seller.

Article 11 Delivery

When the conditions for the delivery of the commercial property are satisfied, the seller shall notify the buyer to complete necessary procedures for the change of the ownership. During the assessments of the commercial property by both parties, the seller must provide approval documents and undersign property delivery list. For properties designed for residential purpose, the seller must also provide documents for guarantee of residential property and usage instruction. The buyer is entitled to refuse the delivery of the property if the seller fails to provide all necessary documents of the delivery process set forth above, the seller is also held responsible for the consequences caused by the late delivery.

If, due to any reason on the part of the seller, the delivery fails to be carried out on time, both parties agreed to handle  the delay of the delivery of the commercial property as follows: if the seller’s delay is less than 30 days after the deadline, the seller shall pay to the buyer a default penalty at 0.05% of the amount of purchase price on a daily basis starting from the day after the delivery date specified in Article 8 until the day when the commercial property has been delivered, and the contract shall continue to be performed.  If the seller’s delay is more than 30 days after the deadline,  the buyer shall have the right to terminate the contract.  If the buyer so terminates the contract, the seller must return all the amount of purchase price already paid by the buyer to the buyer within 30 days upon receiving the notification of termination  from the buyer and pay the buyer a default penalty in the amount of 5% of the cumulative amount already received from the buyer.  If the buyer requests that the performance of the contract be continued, the contract may continue to be continued and the seller must pay the buyer a default penalty at 0.05% of the amount of purchase price (this rate of the amount must not be less than that in Article 9(1)) on a daily basis starting from the day after the delivery date specified in Article 8 until the day when the commercial property has been delivered.

 Article 12

The seller warrants that the commercial property on sale is not subject to any liability or ownership dispute; if, due to any reason on the part of the seller, the property ownership to the commercial property cannot be registered or is involved in any dispute,  the seller will also be held liable for the resulting consequences.

Article 13 The Seller’s Promise regarding the normal functioning  of public ancillary and utility

The seller promises to provide all basic facilities, the public ancillary and utility, such as underground car park, necessary for the normal use of the commercial property  without any further charge to the buyer,.

If the public utility is not ready for use on the date of commercial property delivery, the both parties agreed to settle the dispute by the following terms:

1. The seller will be held liable for the responsibility for the delivery failure due to unresolved issues related to the seller.

2. The buyer will be entitled to receive a penalty payment of 0.01% of property purchase price from the seller, if the public utility fails to meet the deadline of the delivery date.

Article 14 Commitment on Registration Documents

The seller must file all essential documents for registration of the property ownership right within 15 days of the delivery of the commercial property. Upon the completion of the registration, the seller should provide the registration documents of property right to buyer.  If the seller fails to obtain such property ownership documents within the specified time for any reason on the seller’s part,  the buyer may, upon consultation between the two parties, also willingly choose to  keep the commercial property until the seller completes such ownership registration procedures.

Article 15 Responsibility of Repair and Maintenance

Guarantee document of the quality of the commercial property must be attached to the agreement as an appendix. The seller will assume responsibility of property repair and maintenance set forth in the guarantee document of the quality upon delivery of the property.

The seller is obliged to recover damage due to the quality issues, the seller must also provide assistance to repairing the damage caused by force majeure, although the seller will not held responsible for the damage and repairing fees to the buyer may be applicable in such circumstances.

Article 16

The buyer will be entitled to the ownership of the inner space in the commercial property, the seller owns the right to name the commercial property, surrounding walls and its affiliated public utility.

Article 17

The buyer is prohibited to alter the main structure and the weighting design of the commercial property if such property is purchased for office use. Unless specified in this or other relevant agreement, the buyer is entitled to share with other owner of the commercial property for the public utilities in the area and held responsible for the duties set forth In the agreement.

The seller is prohibited to alter the purpose of the public utilities in the area of the commercial property.

Article 18

The two parties may settle dispute arising from the sales of the commercial property, though negotiation and consultation, or otherwise, by the following terms:

1). Settled through arbitration commission in a location closer to the seller.

2) propose a lawsuit in the people’s court.

Article 19

Upcoming issues not specified in the agreement may be included in supplementary agreement.

Article 20

Both the agreement and its appendix are legitimate and enforceable. Hand written and device generated print are both legitimate and enforceable.

Article 21

The agreement is made in duplicate copies with a total of 8 pages each, both copies owned by the seller and the buyer has the same legal effect,

Article 22

The agreement will come into effect and become enforceable upon the undersign by the two parties.

Article 23

The seller is obligated to complete the registration procedures at the housing administration bureau within 30 days of the presale of the commercial property.

The seller (seal)	The buyer (seal)

Legal Representatives:	Legal Representatives:

As of Date:________	As of Date:________

The agreement of the sales of the commercial property is provided by the department of the construction

Appendix i: blue print of the commercial property

Appendix ii: the explanation of the public area forms a part of the guidance.